UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2012

GLOBAL CASH ACCESS HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of Global Cash Access Holdings, Inc. (the “Company”) was held on April 26, 2012.

At the Annual Meeting, the Company’s stockholders (the “Stockholders”) voted to re-elect Scott Betts and E. Miles Kilburn as Class I directors to the Board of Directors of the Company for a term expiring at the 2015 annual meeting of Stockholders, and to hold office until the designated annual meeting or until their successors are elected and qualified, or until their earlier resignation.  The table below indicates the voting results.

	For	Withheld	Broker Non- Votes
Scott Betts	51,437,962	514,339	8,449,847
E. Miles Kilburn	50,946,927	1,005,374	8,449,847

The Stockholders also voted to approve, on an advisory basis, Global Cash Access, Inc’s executive compensation.  The table below indicates the voting results.

For	Against	Abstentions	Broker Non- Votes
50,180,024	894,653	877,624	8,449,847

The Stockholders also voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  The table below indicates the voting results.

For	Against	Abstentions	Broker Non- Votes
59,729,439	669,163	3,456	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: April 30, 2012	By:	/s/ Scott H. Betts
Scott H. Betts, Chief Executive Officer